                                  EXHIBIT 23.2
                               CONSENT OF COUNSEL


    We hereby consent to all references to our Firm included in or made a part of this Amendment No. 1 to Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.


                                          BEST BEST & KRIEGER LLP


Riverside, California
May 12, 1999